Louisiana Austin Chalk Acquisition Exhibit 99.2

Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this presentation are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources, including availability under our multi-draw term loan facility; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production, EURs and costs; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restricted debt covenants; 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.   Prior to 2010, the Securities and Exchange Commission generally permitted oil and gas companies, in their filings, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  Beginning with year-end reserves for 2009, the SEC permits the optional disclosure of probable and possible reserves.  We have elected not to disclose our probable and possible reserves in our filings with the SEC. We use the terms “reserve inventory,” “gross unrisked reserves,”  “EUR,” “inventory”, “unrisked resource potential”, 3P reserves or other descriptions of volumes of hydrocarbons to describe volumes of resources potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines prohibit us from including in filings with the SEC. Estimates of reserve inventory, gross unrisked reserves EUR, inventory, unrisked 3P reserves  do not reflect volumes that are demonstrated as being commercially or technically recoverable. Even if commercially or technically recoverable, a significant recovery factor would be applied to these volumes to determine estimates of volumes of proved reserves.  Accordingly, these estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.  The methodology for estimating unrisked inventory, gross unrisked reserves, EUR, or unrisked resource potential or 3P reserves may also be different than the methodology and guidelines used by the Society of Petroleum Engineers and is different from the SEC’s guidelines for estimating probable and possible reserves.

Louisiana Austin Chalk Entry Rationale Familiar development story: access existing fields that had variable production success using conventional development techniques and apply the latest horizontal/completion technologies to significantly enhance recoveries Examples: Permian, Eagle Ford, Scoop/Stack, Cotton Valley, etc Hundreds of control points in the area from vintage unfracked Austin Chalk/Tuscaloosa wells Increase oil production/reserves in portfolio: Louisiana Austin Chalk production mix is approximately 70% oil Attractive leasehold position: early mover action resulted in acreage position offsetting the initial EOG test well (September (19 days) production averaged 1,421 Bbls/d and 1,264 Mcf/d - production data included unloading period) Strong economics: base case estimate of 600,000 Bbl/well is projected to generate 60% IRR at $50 oil Liquidity building options: recent offers at $2,000+ per acre. Considering sell-down structures to recoup acquisition cost and fund initial drilling program

Austin Chalk Trend Regional Overview Master’s Creek Austin Chalk trend has produced over 1.3 billion barrels of oil Several large cap companies with Austin Chalk experience in Texas have established leasehold positions in the Louisiana Austin Chalk Goal is to replicate the recent Texas Austin Chalk results in Louisiana Over 300,000 acres have been leased with additional aggressive leasing activity ongoing in 5-6 Louisiana parishes Latest horizontal fracked Austin Chalk wells in Karnes County, Texas have EURs on average (22 wells) over 600,000 BOE – 500% uplift over unfracked wells (104,000 BOE) = EOG Eagles Ranch 14H Pearsall Giddings Brookeland North Bayou Jack Karnes

CHALK COMPARISON: TEXAS – LOUISIANA MBOE Avg. pre-fracked Horizontal Oil CUM (Pre-2013) 104 EOG: Avg. Fracked Horizontal Oil EUR (2016–Current) 632 Percent increase 508% Karnes County, TX Avoyelles Parish, LA MBOE Avg. pre-fracked Horizontal Oil CUM 119 Estimated Fracked Horizontal Oil EUR (based on % increase in 22 sample EOG wells in Karnes County) 732 Estimated Percent Increase 508% = Austin Chalk Wells = Austin Chalk Wells = EOG Eagles Ranch 14H Initial horizontal fracked well already produced > 100,000 Bbls

Economic Sensitivities Estimates Assumptions: Well Cost = $9.0 MM Facility and SWD Cost of $375 M/well Product Pricing: $50/BO, $3.00/MMBtu, $25.50/Bbl NGL IRR ROI PV(10) High Side Case 800 MBO/Well 97% 2.98 $12.5 MM Expected Case 600 MBO/Well 60% 2.08 $6.4 MM Low Side Case 400 MBO/Well 16% 1.23 $0.4 MM